Exhibit 3

HAROLD G. HAMM FAMILY SHAREHOLDERS’ AGREEMENT

THIS HAROLD G. HAMM FAMILY SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made and entered into as of the 7th day of February, 2022, between and among the Harold G. Hamm Family Members who are parties to this Agreement.

W I T N E S S E T H:

WHEREAS, the Shareholders desire to promote their mutual interests and to enhance the value of their Stock by imposing certain restrictions and obligations on the Company Stock owned by them;

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth in this Article I.

Agreement - This Agreement.

Acquisition or Acquire – Whether or not capitalized, when used in connection with the acquisition of Shares, shall include, without limitation, any acquisition by purchase, gift, or other form of conveyance, whether voluntarily or by operation of law.

Company – Continental Resources, Inc.

Company Stock – Shares of stock in the Company.

Hamm Family Member – Harold G. Hamm and any lineal descendant of Harold G. Hamm, including any trust having any lineal descendants of Harold G. Hamm as the sole permissible beneficiaries thereof, and further including any legal entity having any of the foregoing as the sole equity owners, and including the Harold Hamm Foundation.

Incapacity –A Person shall be deemed to have an Incapacity if that Person suffers from any physical or mental illness or condition which causes that Person to be substantially unable to make informed and competent decisions. Determinations of Incapacity shall be made by the Trustee of the Revocable Intervivos Trust of Harold G. Hamm based on the written opinion of two (2) medical doctors having personal knowledge of the affected Person’s condition and setting forth their opinion that the condition of Incapacity will more than likely last for more than 120 days.

Majority Vote – The affirmative vote of a majority of all Shares Subject to this Agreement.

Majority Vote of the Trustees – The majority vote in number of all of the Trustees of the following Trusts: Revocable Inter Vivos of Harold G. Hamm, Jane Hamm 2005 Irrevocable Trust, 2015 Jane Hamm Lerum Trust I, Jane Hamm Lerum Trust II, Hilary Hamm 2005 Irrevocable Trust, 2015 Hilary Honor Hamm Trust I, 2015 Hilary Honor Hamm Trust II, Harold Thomas

Hamm Succession Trust, 2015 Harold Thomas Hamm Trust I, 2015 Harold Thomas Hamm Trust II, Shelly Glenn Lambertz Succession Trust, 2015 Shelly Glenn Lambertz Trust I, 2015 Shelly Glenn Lambertz Trust II, Deana Ann Cunningham Succession Trust, 2015 Deana Ann Cunningham Trust I, and the 2015 Deana Ann Cunningham Trust II. Any matter approved by a Majority Vote of the Trustees is deemed to have “Trustees’ Approval”.

Managing Shareholder – Each Shareholder who is appointed or elected, as the case may be, as a Managing Shareholder, pursuant to Article IV. Any reference herein to the Managing Shareholder shall refer to the Managing Shareholders collectively, if two Managing Shareholders are then serving.

Market Transaction – Means the purchase or sale of any Shares effected in a public market transaction.

Party – Any Hamm Family Member who is a party to this Agreement.

Person – Any individual person or any legal entity.

Shareholder – Any Hamm Family Member who owns Shares of Stock in the Company.

Shareholder Approval – Any matter approved by a Majority Vote.

Shares – Shares of Company Stock.

Shares Subject to this Agreement – All Shares held by the Parties to this Agreement.

Transfer – Or any tense of the word transfer, whether or not capitalized, when used as a verb in connection with the transfer of Shares, shall include, without limitation, any transfer by sale, gift, pledge, foreclosure, exchange, grant of a security interest, distribution, or conversion, or other form of conveyance, whether voluntarily or by operation of law, during lifetime or at death. In the event any Share is permissibly owned hereunder by a Person other than an individual, and then by operation of law, or through the exercise of any discretionary power, or otherwise, a Share is distributed by that Person to any owner or beneficiary thereof, or if any other Person becomes an owner or beneficiary of that Person, then there shall be deemed to have occurred a Transfer hereunder.

ARTICLE II.

SHARES SUBJECT TO THIS AGREEMENT

Each Party to this Agreement agrees that all terms and provisions of this Agreement shall apply to all Shares, if any, owned by that Party as of the Effective Date and including any Shares acquired by that Party thereafter.

ARTICLE III.

ACQUISITIONS OR TRANSFERS OF SHARES

3.1. General Restrictions on Acquisitions and Transfers. Except as otherwise permitted in this Agreement, no Party may acquire any Shares or make or suffer to be made any transfer of all or any part of that Party’s Shares to any Person. Any Acquisition or transfer other than as permitted in this Article III shall be a breach of this Agreement.

3.2. Permitted Transfers. The following transfers described in this Section 3.2 shall be permitted transfers. Any Person to whom a Share is transferred as permitted hereunder is referred to as a “Permitted Transferee.”

3.2.1 Shares may be transferred to a Hamm Family Member.

3.2.2 Prior to the death or Incapacity of Harold G. Hamm, shares may be transferred to a Person other than a Hamm Family Member, in a Market Transaction or otherwise, but only with prior Trustees’ Approval. Following the death or Incapacity of Harold G. Hamm, Shares may be transferred to a person other than a Hamm Family Member, in a Market Transaction or otherwise, but only with prior Shareholder Approval.

3.2.3 Shares may be transferred by Harold G. Hamm or by the Revocable Inter Vivos Trust of Harold G. Hamm.

3.2.4 Shares may be transferred to a revocable grantor trust having the transferring Shareholder as the grantor of that trust and having the power of revocation.

3.2.5 Tagalong Rights. Shares may be transferred pursuant to the tagalong provisions set forth in this Section 3.2.5. If any Shareholder or Shareholders (whether one or more, collectively referred to as the “Controlling Shareholders”) receive a bona fide offer (a “Purchase Offer”) to transfer, whether by sale or exchange or otherwise, that number of Shares comprising a majority of all Shares Subject to this Agreement, or if less, that number of Shares which comprises a majority of all issued and outstanding Shares of Company Stock, and who want to accept the Purchase Offer, may do so upon compliance with all of the following provisions. The Controlling Shareholders shall give notice (the “Offer Notice”) of the Purchase Offer to the Managing Shareholder and to all other Shareholders (the “Noncontrolling Shareholders”), which Offer Notice shall include a copy of the Purchase Offer and, to the extent not included in the Purchase Offer, shall describe (i) the number Shares proposed to be transferred (the “Offered Shares”); (ii) the transfer price, the form of consideration, and terms of payment; (iii) the identity of the “Purchase Offeror”; and (iv) all other material terms of the Purchase Offer. The Offer Notice shall be dated and given to all of the Noncontrolling Shareholders and to the Managing Shareholder at approximately the same time.

Each Noncontrolling Shareholder shall have the right to give notice (a “Tagalong Notice”) to the Managing Shareholder and to the Controlling Shareholders requesting that the Controlling Shareholders cause a number of that Noncontrolling Shareholder’s Shares to be transferred to the Purchase Offeror at the same price and on the same terms and conditions as contained in the Offer Notice. The Tagalong Notice must be given within fifteen (15) days following the date that the Offer Notice was last given by the Controlling Shareholders to any Noncontrolling Shareholder.

The Tagalong Notice must state that the Noncontrolling Shareholder is exercising the Noncontrolling Shareholder’s tagalong rights hereunder and shall set forth the number of the Noncontrolling Shareholder’s Shares which the Noncontrolling Shareholder requests the Controlling Shareholders to cause to be transferred (the “Tagalong Shares”). The number of Tagalong Shares which the Noncontrolling Shareholder may request the Controlling Shareholders to transfer to the Purchase Offeror pursuant to the Tagalong Notice shall not exceed a number equal to (i) the quotient of the number of Offered Shares divided by the number of all Shares held by the Noncontrolling Shareholders multiplied times; (ii) the number of Shares held by the Controlling Shareholder. The Controlling Shareholders shall not be obligated to transfer any of the Noncontrolling Shareholder’s Shares to the Purchase Offeror, but if the Controlling Shareholders do transfer any Shares, then the Controlling Shareholders must include the Tagalong Shares in the transfer.

The Controlling Shareholders and the Noncontrolling Shareholders shall execute all agreements or other instruments as and when reasonably requested by the Managing Shareholder in order to fully carry out and effect the transactions described in this Section 3.2.5. The Managing Shareholder shall have the power to adopt rules and procedures for this process, and may vary or amend any of the rights set forth herein in any reasonable manner, so long as Managing Shareholder give adequate notice to all Shareholders.

3.2.6 If the Controlling Shareholders propose to transfer any or all of the Offered Shares and give the Offer Notice as required in Section 3.2.5, then the Controlling Shareholders shall have the right to require each Noncontrolling Shareholder to transfer a number of that Noncontrolling Shareholder’s Shares (the “Dragalong Shares”) to the Purchase Offeror at the same price and on the same terms and conditions of payment as contained in the Offer Notice by giving notice thereof (a “Dragalong Notice”) to the Managing Shareholder and to all of the Noncontrolling Shareholders.

The number of Dragalong Shares which the Controlling Shareholders may require each of the Controlling Shareholders to transfer to the Purchase Offeror pursuant to the Dragalong Notice shall not exceed a number equal to (i) the quotient of the number of Offered Shares divided by the number of all Shares held by the Controlling Shareholders, multiplied times (ii) the number of Shares held by the Noncontrolling Shareholder. A Noncontrolling Shareholder shall only be obligated to transfer the Noncontrolling Shareholder’s Dragalong Shares in conjunction with the actual transfer by the Controlling Shareholders of the Offered Shares.

The Controlling Shareholders and the Noncontrolling Shareholders shall execute all agreements or other instruments as and when reasonably requested by the Managing Shareholder in order to fully carry out and effect the transactions described in this Section 3.2.6. The Managing Shareholder shall have the power to adopt rules and procedures for this process, and may vary or amend any of the rights set forth herein in any reasonable manner, so long as Managing Shareholder give adequate notice to all Shareholders.

The provisions of this Section 3.2.6 shall not apply to unvested Shares issued pursuant to the Benefit Plan that are not transferable.

3.3. Permitted Acquisitions. The following acquisitions described in this Section 3.3 shall be permitted acquisitions.

3.3.1 Prior to the death or Incapacity of Harold G. Hamm, shares may be acquired in a Market Transaction, but only with prior Trustees’ Approval. Following the death or Incapacity of Harold G. Hamm, Shares may be acquired in a Market Transaction, but only with prior Shareholder Approval.

3.3.2 Shares may be acquired, other than in a Market Transaction, without prior Trustees’ Approval or Shareholder Approval.

3.3.3 Shares may be acquired from the Company pursuant to any Company stock benefit, bonus, or award plan (each such plan, a “Benefit Plan”).

3.3.4 Shares may be acquired at any time by Harold G. Hamm or the Revocable Inter Vivos Trust of Harold G. Hamm.

ARTICLE IV.

MANAGING SHAREHOLDER

4.1. Managing Shareholder. There shall always be at least one and not more than two Managing Shareholders. The initial Managing Shareholder shall be Harold G. Hamm. If Harold G. Hamm fails to serve for any reason, including death, resignation, or Incapacity, then the Managing Shareholders shall be Shelly Lambertz and Hilary Hamm. If either of them fails to serve for any reason, then the other shall serve, and if both of them shall fail to serve for any reason, then the Trustees by a Majority Vote shall appoint one or two Managing Shareholders to fill the vacancy. A Managing Shareholder must always be a Hamm Family Member.

4.2. Removal and Replacement of a Managing Shareholder. The Trustee shall have the power, by Majority Vote, to remove any Managing Shareholder and appoint a successor Managing Shareholder; provided however, that neither Harold G. Hamm nor Shelly Lambertz nor Hilary Hamm shall be removed as a Managing Shareholder unless he or she suffers from an Incapacity.

4.3. Decisions by Managing Shareholder. If more than one Person is serving as a Managing Shareholder, then the Managing Shareholders may delegate their powers and duties between themselves in any manner they deem appropriate. As to any matter or decision as to which the Managing Shareholders have not delegated their powers and duties, then such decisions shall require the affirmative vote of both Managing Shareholders.

ARTICLE V.

MEETINGS OF SHAREHOLDERS

5.1. Meetings of Shareholders. This Section 5.1 sets forth rules and procedures for meetings of the Shareholders. However, the Shareholders may at any time modify these rules and procedures or establish new rules and procedures for meetings by a Majority Vote as they deem appropriate.

(a) Regular Meetings. The Managing Shareholder shall establish times, places, and dates for regular meetings of the Shareholders. Each Shareholder shall be given notice by the Managing Shareholder of the time, place, and date of any regularly scheduled meeting. No other notice shall be required for any regularly scheduled meeting.

(b) Special Meetings. A special meeting of the Shareholders may be called by the Managing Shareholder at any time. A special meeting shall be called by the Managing Shareholder upon the request of Shareholders owning 25% or more of the Shares Subject to this Agreement. All Shareholders shall receive not less than five (5) business days’ notice of the time, place, and date of a special meeting unless all Shareholders waive notice of a special meeting by giving a notice of waiver to the Managing Shareholder. Any Shareholder who does not receive notice of a special meeting but attends the special meeting shall be deemed to have waived the requirement for notice. The notice of a special meeting may, but is not required to, describe the purposes for the special meeting. All special meetings shall be held at such time, place, and date as designated by the Managing Shareholder.

(c) Attendance at Meetings. Shareholders may participate in a meeting of the Shareholders in person or by means of telephone conference or other suitable communications equipment by which all Shareholders participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

(d) Voting. Except as otherwise specifically provided herein, all decisions and actions by the Shareholders shall be made by a Majority Vote of all Shareholders, regardless of the number of Shareholders that may be in attendance at a meeting at which the vote is held. In the event of a tie vote, then the vote of the Managing Shareholder shall break the tie. Voting by proxy shall not be permitted.

5.2. Action Without a Meeting. Any action or decision of the Shareholders may be taken or made by written consent without a meeting, but only if such consent is in writing, sets forth the decision made or action taken, and is signed by those Shareholders whose affirmative votes would be necessary if the action were taken at a meeting of the Shareholders. If any action is taken by written consent, then a copy of that written consent shall be provided to any Shareholder who did not sign the written consent.

ARTICLE VI.

VOTING

This Article VI shall become effective immediately following the death or Incapacity of Harold G. Hamm.

6.1. Statement of Purpose. The Hamm Family Members collectively own a majority of all issued and outstanding Shares of Company Stock. The Hamm Family Members believe that it is in their mutual best interests to vote all of their Shares in a unified block as agreed upon by the Shareholders. Therefore, the Shareholders agree to all matters described in this Article VI.

6.2. Voting Resolutions Adopted by the Shareholders. From time to time, the Shareholders may approve a resolution (referred to as a “Voting Resolution”) setting forth how the Shareholders must vote their Shares as to any issue or matter. Whenever the Shareholders approve a Voting Resolution, the Managing Shareholder shall give notice to each of the Shareholders informing them that a Voting Resolution has been approved by the Shareholders and also setting forth the text of that Voting Resolution.

6.3. Agreement By Shareholders to Exercise Their Voting Rights in Accordance With Voting Resolutions. Each Shareholder hereby agrees that he, she, or it, after having received notice of any Voting Resolution, shall vote his, her, or its Shares as directed in the Voting Resolution. The failure by a Shareholder to vote his, her or its Shares in the manner set forth in the Voting Resolution shall be a breach of this Agreement. The Managing Shareholder may require evidence in form and substance suitable to the Managing Shareholder as to of how any Shareholder is voting or has voted his, her, or its Shares.

ARTICLE VII.

GENERAL

7.1. Termination or Amendment. This Agreement shall continue in effect until terminated. This Agreement may be terminated or amended with Shareholder Approval.

7.2. Notices. This section sets forth the exclusive manner in which notice may be given. All notices permitted or required under this Agreement must be given in writing. The Person to whom notice is given hereunder is sometimes referred to as the “Notice Person.” Notice may be given to the Notice Person by personal delivery, or by registered or certified mail, or by facsimile, or by overnight courier. Notice given by registered or certified mail or by overnight courier shall be addressed to the Notice Person’s notice address as set forth on the books and records as maintained by the Managing Shareholder. A Notice Person may at any time, by notice to the Managing Shareholder, change that Notice Person’s notice address. Notice given by personal delivery shall be deemed given on the first business day following the date of actual delivery. Notice given by registered or certified mail shall be deemed given on the third business day following the date of postmark. Notice given by facsimile or by overnight courier shall be deemed given on the first business day following actual receipt by the notice person. Any notice required to be given to any person who is deceased or disabled shall be deemed given if given to that Person’s personal representative, legal representative, executor, or other lawful successor in interest

7.3. Entire Agreement. This Agreement constitutes the entire Agreement among the parties and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

7.4. Binding Effect. This Agreement shall inure to the benefit and be binding upon the Shareholders, their respective heirs, successors, assigns, legal representatives.

7.5. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

7.6. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma.

7.7. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8. Number and Gender. Whenever herein a word is used in the singular, the same shall include the plural, where appropriate, and words of one gender shall include the other gender, where appropriate.

7.9. Attorneys’ Fees. In any action brought by any party hereto to enforce the obligations of any other party hereto, including any arbitration proceedings, the prevailing party shall be entitled to collect such party’s reasonable attorneys’ fees, court costs and expenses in such action.

7.10. No Third-Party Beneficiary. The parties do not intend for this Agreement to confer any benefit on any person who is not an express party to this Agreement.

7.11. Arbitration. Any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof, shall be determined and settled by arbitration in Oklahoma City, Oklahoma by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules then in effect of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrators and the reasons for such award, with reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.

7.12. Breach of this Agreement. If any Shareholder breaches this Agreement, then the Shareholders, by a Majority Vote, shall determine the appropriate remedy to take with respect to the defaulting Shareholder.

7.13. Party Need Not Be a Shareholder. All Parties to this Agreement must be Hamm Family Members. However, a Hamm Family Member may be a Party to this Agreement even if that Hamm Family Member is not a Shareholder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING SHAREHOLDER:	/s/ Harold G. Hamm
Harold G. Hamm

REVOCABLE INTERVIVOS TRUST OF
HAROLD G. HAMM

By:	/s/ Harold G. Hamm
Harold G. Hamm, Trustee

By:	/s/ Harold G. Hamm
Harold G. Hamm, individually

JANE HAMM 2005 IRREVOCABLE TRUST

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 JANE HAMM LERUM TRUST I

By:	/s/ Jane Hamm Lerum
Jane Hamm Lerum, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

JANE HAMM LERUM TRUST II

By:	/s/ Jane Hamm Lerum
Jane Hamm Lerum, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

By:	/s/ Jane Hamm Lerum
Jane Hamm Lerum, individually

HILARY HAMM 2005 IRREVOCABLE TRUST

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 HILARY HONOR HAMM TRUST I

By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 HILARY HONOR HAMM TRUST II

By:	/s/ Hilary Honor Hamm
Hilary Honor Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

By:	/s/ Hilary Honor Hamm
Hillary Honor Hamm, individually

HAROLD THOMAS HAMM SUCCESSION TRUST

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

2015 HAROLD THOMAS HAMM TRUST I

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 HAROLD THOMAS HAMM TRUST II

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

By:	/s/ Harold Thomas Hamm
Harold Thomas Hamm, individually

SHELLY GLENN LAMBERTZ SUCCESSION TRUST

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

2015 SHELLY GLENN LAMBERTZ TRUST I

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 SHELLY GLENN LAMBERTZ TRUST II

By:	/s/ Shelly Glenn Lambertz
Shelly Glenn Lambertz, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

By:	/s/ Shelly Glenn Lambertz
Shelly Lambertz, individually

DEANA ANN CUNNINGHAM SUCCESSION TRUST

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, individually

2015 DEANA ANN CUNNINGHAM TRUST I

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

2015 DEANA ANN CUNNINGHAM TRUST II

By:	/s/ Deana Ann Cunningham
Deana Ann Cunningham, Trustee

By:	/s/ Roger Clement
Roger Clement, Trustee

/s/ Jackson Alexander White
Jackson Alexander White

/s/ Shelly Lambertz
Zachary Richard Lambertz by
Shelly Lambertz, Custodian

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